UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008 (July 12, 2008)

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MYRIAD ENTERTAINMENT & RESORTS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24789	64-0872630
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

987 Harris Street, Tunica, Mississippi 38676

(Address of Principal Executive Office) (Zip Code)

(800) 955-0762

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K (Amendment No. 1) updates Myriad Entertainment and Resorts, Inc.’s (the “Company”) Current Report on Form 8-K, filed July 22, 2008 (the “Initial 8-K”) to replace Exhibit 10.3 filed with the Initial 8-K. The correct agreement is filed herewith as Exhibit 10.1. No other amendments are being made to the Initial 8-K.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported in the Initial 8-K, on November 1, 2006, the Company and Robert M. Leahy entered into an Employment Agreement (“2006 Leahy Agreement”), providing for the terms and conditions of Mr. Leahy’s employment. On June 23, 2008, the Board of Director of the Company approved an amendment No. 1 to the 2006 Leahy Agreement, effective July 1, 2008 (“Amended Leahy Agreement”).  Pursuant to the Amended Leahy Agreement Mr. Leahy shall continue to serve as Myriad’s Executive Vice President of Finance. The term of the Amended Leahy Agreement is three years. Mr. Leahy shall earn a base salary of $225,000 per year, payable upon the Company securing adequate financing. Mr. Leahy is entitled to receive an annual incentive bonus. Upon execution of the Amended Leahy Agreement the Company granted Mr. Leahy an option to purchase from the Company, 1,750,000 shares of the Company’s common stock, at a exercise price of $.15 per share. The option terminates on June 30, 2018.

A copy of the Amended Leahy Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

EXHIBITS.

Exhibit Number	Description

10.1	Amendment to Employment Agreement of Robert M. Leahy dated July 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 24, 2008

MYRIAD ENTERTAINMENT & RESPORTS, INC.

By:	/s/ NICHOLAS A. LOPARDO
Nicholas A. Lopardo
Interim Chief Executive Officer

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